Exhibit j
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No.76 to the Registration Statement on Form N-1A of Fidelity Investment Trust: Fidelity Canada Fund, Fidelity Diversified International Fund, Fidelity Emerging Markets Fund, Fidelity Europe Fund, Fidelity Europe Capital Appreciation Fund, Fidelity France Fund, Fidelity Germany Fund, Fidelity Hong Kong and China Fund, Fidelity International Growth & Income Fund, Fidelity International Value Fund, Fidelity Japan Fund, Fidelity Japan Small Companies Fund, Fidelity Latin America Fund, Fidelity Nordic Fund, Fidelity Overseas Fund, Fidelity Pacific Basin Fund, Fidelity Southeast Asia Fund, Fidelity United Kingdom Fund and Fidelity Worldwide Fund of our reports dated December 14, 1998 on the financial statements and financial highlights included in the October 31, 1998 Annual Reports to Shareholders of the aforementioned Funds.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP
Boston, Massachusetts
December 22, 1998